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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(e) or §240.14a-12
SUN BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 22, 2002

Dear Shareholder:

        It is a pleasure to invite you to the 2002 Annual Shareholders' Meeting of Sun Bancorp, Inc. to be held on April 25, 2002.

        The notice of the meeting and the proxy statement address the formal business of the meeting, which includes the election of directors and the ratification of the appointment of Sun's auditors for 2002. At the meeting, Sun's management will address other corporate matters that will be of interest to you.

        You are cordially invited to the shareholders' luncheon that will be served promptly after the close of the Annual Meeting. Should you desire to stay for lunch, please complete and return the accompanying RSVP postcard by April 12, 2002 to Sun at 2 S. Market Street, P.O. Box 57, Selinsgrove, Pennsylvania 17870. The reverse side of the RSVP card has been designated for questions you would like addressed at the Annual Meeting.

        We strongly encourage you to vote your shares, whether or not you plan to attend the meeting. It is very important that you sign, date and return the accompanying proxy in the postage prepaid envelope as soon as possible. If you do attend the meeting and wish to vote in person, you must give written notice thereof to the Secretary of the corporation so that your proxy will be superseded by any ballot that you submit at the meeting.

Sincerely,
/s/ FRED W. KELLY, JR. Fred W. Kelly, Jr. Chairman of the Board	/s/ ROBERT J. MCCORMACK Robert J. McCormack President and CEO

Enclosures—	Notice of Meeting
Proxy Statement
Proxy
Luncheon Reply Card
Return Envelope for Proxy

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, APRIL 25, 2002

To the Shareholders of Sun Bancorp, Inc.:

        NOTICE is hereby given that the ANNUAL MEETING OF SHAREHOLDERS of Sun Bancorp, Inc., will be held at the Genetti Hotel & Convention Center, 200 W. Fourth Street, Williamsport, Pennsylvania on Thursday, April 25, 2002 at 10:30 a.m., prevailing time, for the following purposes:

  1.
  To elect five directors to serve for a three year term and until their successors are elected, qualified and take office;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP, as the corporation's independent auditors for the fiscal year ending December 31, 2002; and

  3.
  To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

        Reference is hereby made to the accompanying proxy statement for details with regard to the above matters. The Board of Directors of the corporation does not know of any matters, other than those listed above, which are likely to come before the meeting.

        Only shareholders of record on the corporation's books at the close of business on March 7, 2002 will be entitled to vote at the meeting and any adjournment or postponement thereof.

                      By Order of the Board of
                      Directors of Sun Bancorp, Inc.,

                      /s/ FRED W. KELLY, JR.
                      Fred W. Kelly, Jr.
                       Chairman of the Board

March 22, 2002
Selinsgrove, Pennsylvania

Important Notice

        To assure your representation at the meeting, please complete, date, sign and promptly mail the accompanying proxy in the return envelope that has been provided. No postage is necessary if mailed in the United States. Any person giving a proxy has the power to revoke it prior to its exercise and shareholders who are present at the meeting may then revoke their proxy and vote in person after giving written notice thereof to the Secretary of the corporation.

(LOGO)

PROXY STATEMENT FOR ANNUAL SHAREHOLDERS'
MEETING TO BE HELD ON APRIL 25, 2002

GENERAL

Introduction, Date, Time and Place of Annual Meeting

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of Sun Bancorp, Inc. of proxies to be voted at the 2002 Annual Meeting of Shareholders. The Annual Meeting is scheduled to be held on Thursday, April 25, 2002 at 10:30 a.m., prevailing time, at the Genetti Hotel & Convention Center, 200 W. Fourth Street, Williamsport, Pennsylvania and at any adjournment or postponement of the Annual Meeting in accordance with the Annual Meeting notice and By-Laws of Sun. The address of the principal executive office of the corporation is 2 S. Market Street, P.O. Box 57, Selinsgrove, Pennsylvania 17870, telephone number (570) 374-1131. All inquiries should be directed to Fred W. Kelly, Jr., Chairman of the Board of Sun. The corporation currently has four wholly-owned subsidiaries, SunBank, Beacon Life Insurance Company, Sun Statutory Trust I, SUBI Investment Company and is a 30% owner of Sun Abstract and Settlement Services, LLC.

Matters to be Submitted to the Shareholders at the Annual Meeting

        The Board of Directors does not know of any matters that are likely to be brought before the Annual Meeting other than the matters set forth in the accompanying notice of Annual Meeting of Shareholders. If any other matters are properly presented to the Annual Meeting for action, the persons named in the accompanying proxy and acting there under will vote on such matters in accordance with their best judgment.

Solicitation of Proxies for the Annual Meeting

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of the corporation for use at the Annual Meeting. The approximate date upon which this proxy statement and the accompanying proxy and notice of the Annual Meeting will first be made available and first sent to the shareholders is on or about March 22, 2002. In addition to using the mails, proxies may be solicited by personal interview, telephone calls or telecopiers by the directors, officers and regular employees of the corporation and its wholly-owned banking subsidiary, SunBank.

Householding of Annual Report, Proxy Statement or Information Statement

        The corporation has written to shareholders with a common address to determine their preference with regard to shared mailings. One annual report, proxy statement or information statement has been delivered to multiple shareholders who share an address unless the corporation has received contrary written instructions. In the future, any shareholder may request a separate annual report, proxy statement or information statement by contacting Shareholder Services, 2 S. Market Street, P.O. Box 57, Selinsgrove, PA 17870 or by calling Shareholder Services at (570) 372-7112. Any shareholder who wishes to request householding of documents may do so by contacting Shareholder Services at the address or phone number listed above. All requests to change householding status must be in writing.

Cost of Solicitation of Proxies Will be Paid by Corporation

        The corporation will bear the entire cost of preparing, assembling, printing and mailing this proxy statement, the proxies, and any additional material that the corporation may furnish to shareholders in connection with the Annual Meeting. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to their principals.

Discretionary Authority of Proxy—Right of Revocation of Proxy

        The accompanying proxy vests discretionary authority in the proxyholders to vote with respect to any and all of the following matters that come before the Annual Meeting:

  •
  matters about which the corporation has no knowledge, a reasonable time before the proxy solicitation, that may be presented to the meeting;

  •
  approval of the minutes of the most recent prior meeting of the shareholders, if such an action does not amount to ratification of the action taken at that meeting;

  •
  the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve

        In connection with these matters incident to the conduct of the meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment.

        Shareholders giving a proxy have a right to revoke it by a written instrument, including a later dated proxy, signed in the same manner as the prior proxy and received by the Secretary of the corporation prior to the commencement of the Annual Meeting.

Record Date—Voting Securities—Quorum

        The record date for the Annual Meeting is March 7, 2002. Only holders of record of common stock on the corporation's books at the close of business on March 7, 2002 will be entitled to notice of and to vote at the Annual Meeting. On that date, Sun had 7,138,816 shares of common stock outstanding. The shareholders are entitled to one vote per share on any business that may properly come before the meeting. There is no cumulative voting with respect to the election of directors.

        Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made on the proxy by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the election of the nominees for the directors named and FOR ratification of the appointment of PricewaterhouseCoopers LLP, as the corporation's independent auditors for the fiscal year ending December 31, 2002.

        Under Pennsylvania law and the By-Laws of the corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast, will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

        Assuming the presence of a quorum, the five nominees for director for a three year term receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

        Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders on the matter is required for the ratification of the appointment of independent auditors. Abstentions and broker non-votes are not deemed to constitute "votes cast" and therefore do not count either for or against such ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each such matter by reducing the total number of shares voted from which the required majority is calculated.

        The corporation has no present reason to believe that any of the Board's nominees will be unable to serve as a director, if elected. The Board of Directors does not know whether any nominations will be made at the Annual Meeting other than those specified in this proxy statement. If any such nominations are made, or if votes are cast for any candidates other than those nominated by the Board of Directors, the persons named as proxyholders will vote for those persons nominated by the Board and identified in this proxy statement.

Security Ownership of Certain Beneficial Owners

        The following table sets forth, as of March 7, 2002, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent of the corporation's outstanding common stock, the number of shares beneficially owned by the person and the percentage of the corporation's outstanding common stock so owned.

Name and Address	Shares Beneficially Owned *	Percent of Outstanding Common Stock Beneficially Owned
F.N.B. Corporation's Wholly-owned subsidiary First National Corporation 103 Foulk Road Wilmington, DE 19803	1,090,122	15.27%
John D. Moran, Sr. Maureen Moran P.O. Box 365 Wilkes-Barre, PA 18708	553,558	7.75%

*
See footnote (1) to the Security Ownership of Nominees, Directors and Executive Officers' table on page 10 for the definition of "beneficially owned."

BOARD OF DIRECTORS

General

        The corporations By-Laws provide that the corporation's business shall be managed by a Board of Directors of not less than six and not more than twenty five directors. The corporation's Board, as provided in the By-Laws, is divided into three classes of directors, with each class being as nearly equal in number as possible. The Board of Directors consists currently of sixteen directors with:

  •
  five directors whose term expires at the annual meeting in 2002;

  •
  five directors whose term expires at the annual meeting in 2003; and

  •
  six directors whose term expires at the annual meeting in 2004.

Under the corporation's By-Laws, persons elected by the Board of Directors to fill a vacancy on the Board serve as directors for a term expiring with the next annual meeting, unless the directors are appointed by the Board after the shareholder record date for that meeting, in which case the person serves as a director until the annual meeting following that meeting. The directors in each class normally serve terms of three years each and until their successors are elected, qualified and take office. All of the nominees are current directors of the corporation.

General Information About the Board of Directors*

        The corporation's and SunBank's Boards of Directors hold joint meetings on a quarterly basis.

*    See Footnote Information Concerning Directors on Page 8.

        There were five meetings of the corporation's Board of Directors during 2001. Each incumbent director attended at least seventy five percent of the aggregate of the total number of meetings of the corporation's Board of Directors held during the period for which such incumbent was a director, and each incumbent director, other than Mr. Fetterolf, attended at least seventy five percent of the total number of meetings held by all committees of the Board on which such incumbent served.

The Committees of the Corporation's Boards

        Executive Committee. The Executive Committee of the corporation's Board may exercise the full authority of the Board of Directors in the management of the business and affairs of the corporation between meetings of the Board. The committee reviews and makes recommendations to the Board of Directors on all matters relating to the programs of the corporation that will accomplish its long and short range objectives and goals. The committee held three meetings in 2001. The members of the committee are: Fred W. Kelly, Jr., Chairman; Robert J. McCormack, Vice Chairman; Max E. Bingaman; Maureen M. Bufalino; George F. Keller; Dennis J. Van; and Jonathan J. Hullick, an ex-officio member and the corporation's Executive Vice President, CFO & COO.

        Audit Committee. The Audit Committee recommends, for ratification by the shareholders, the independent auditors that will be retained by the corporation and SunBank. The Audit Committee approves services to be performed by the independent auditors. The committee held four meetings in 2001. The members of the committee are: Max E. Bingaman, Chairman; David R. Dieck; Louis A. Eaton; M. Mitchell Fetterolf; Dr. Robert E. Funk; Thomas B. Hebble; George E. Logue, Jr.; Marlin T. Sierer; Dennis J. Van; and Jeffrey J. Kapsar and John M. Reber, ex officio members and the corporation's Internal Auditor and the bank's Assistant Vice President & Loan Review Officer, respectively.

        Investment Committee. The Investment Committee develops and implements a portfolio investment policy for the corporation. The committee meets at the call of any member of the committee. The committee held two meetings during 2001. The members of the committee are: Jonathan J. Hullick, the corporation's Executive Vice President, CFO & COO, Chairman; Maureen M. Bufalino; M. Mitchell Fetterolf; Stephen J. Gurgovits; Paul R. John; George F. Keller; Fred W. Kelly, Jr.; Robert J. McCormack; and Brian L. Knepp, an ex-officio member and the corporation's Assistant Vice President and Comptroller.

        Long Range Planning/Merger & Acquisition Committee. The Long Range Planning/M&A Committee develops and implements long range planning for the corporation and develops and implements the corporation's policy concerning mergers and acquisitions. The committee meets at the call of the Chairman of the committee. The committee held five meetings during 2001. The members of the committee are: Fred W. Kelly, Jr., Chairman; Robert J. McCormack, Vice Chairman; Maureen M. Bufalino; Robert A. Hormell; George F. Keller; Dennis J. Van; Raymond C. Bowen, an ex officio member and Jonathan J. Hullick, an ex-officio member and the corporation's Executive Vice President, CFO & COO.

        Nominating Committee. The Nominating Committee meets once a year, or more often if necessary, to consider or nominate candidates for directorships and officerships. The committee considers director nominees recommended by the Board and shareholders. Pursuant to Article II, Section 2 of the By-Laws, a shareholder wishing to nominate a candidate must file a written notice of the nomination or candidacy with the Secretary of the corporation not less than one hundred twenty days prior to the election of directors. When submitting a recommendation to the Secretary, the shareholder must send biographical information about the candidate, together with a statement of the candidate's qualifications and any other data supporting the recommendation. If it is determined that the candidate has no conflicts of interest or directorships with other companies that would disqualify the candidate from serving as a director of the corporation, the candidate's name will be presented to the Nominating Committee for consideration. The committee held two meetings during 2001. The members of the committee are: Louis A. Eaton, Chairman; Martha A. Barrick; David R. Dieck; Dr. Robert E. Funk; Thomas B. Hebble; Fred W. Kelly, Jr.; George E. Logue, Jr.; Robert J. McCormack; and Marlin T. Sierer.

        Personnel and Retirement Committee. The Personnel and Retirement Committee meets to review the provisions of Sun's Pension Plan, 401(k) Plan and the Non-Qualified Supplemental Income Plan, to recommend appropriate changes in any of their provisions and to recommend to the Board, contributions to be made to the plans. In addition, the committee determines the eligibility requirements for Sun's Pension Plan, 401(k) Plan and the Non-Qualified Supplemental Income Plan and determines who is eligible to participate and to obtain benefits pursuant to those plans. The committee meets at the call of the Chairman of the committee or the President of the corporation. The committee held three meetings during 2001. A subcommittee of the Personnel and Retirement Committee called the Compensation Committee, which is comprised of seven outside directors (Mr. Hormell, Mr. Keller, Mrs. Barrick, Mr. Bingaman, Mr. Gurgovits, Mr. John and Mr. Van), determines the executive compensation policy of Sun and administers Sun's Stock Incentive Plan and Sun's Employee Stock Purchase Plan. The committee meets at the call of its Chairman and held two meetings in 2001. The members of the Personnel and Retirement Committee are: Robert A. Hormell, Chairman; George F. Keller, Vice Chairman; Martha A. Barrick; Max E. Bingaman; Stephen J. Gurgovits; Paul R. John; Fred W. Kelly, Jr.; Robert J. McCormack; Dennis J. Van; and Susan D. Houseknecht, an ex officio member and the corporation's Vice President—Director of Human Resources.

Members of the Boards of Directors—Biographical Information

NOMINEES FOR ELECTION TO SERVE UNTIL 2005

        MAUREEN M. BUFALINO, age 38, Senior Vice President of the corporation and SunBank and Regional President of Guaranty Bank, incorporated as SunBank, from 2001 to current. She is the chairman of the Catholic Youth Center, Vice Chairman and Secretary of City Vest and a director of the Wyoming Valley Chapter of the American Red Cross, the Osterhout Free Library, Catholic Social Services, the F.M. Kirby Center for the Performing Arts and the Greater Wilkes Barre Industrial Fund. She has served on the Boards of the corporation and SunBank since May 31, 2001 and she serves on the Executive, Investment and Long Range Planning/M & A Committees. Ms. Bufalino's term as a director expires in 2002 and, if elected, will serve until 2005.

        DAVID R. DIECK, age 68, President and co-owner of Lancaster Laundry, Inc., Lancaster, Pennsylvania, since July 1, 1990. He is a former Vice President and co-owner of Valley Glass Company of Sunbury, Pennsylvania, and a former partner in Valley Realty Company having sold his interest in both businesses as of June 30, 1990. Mr. Dieck was employed by Brush Industries in Sunbury, Pennsylvania, for thirty four years serving in various capacities including Treasurer and General Manager and left that company in 1985. He has served on the Boards of the corporation and SunBank since 1987 and he serves on the Audit and Nominating Committees. Mr. Dieck's term as a director expires in 2002 and, if elected, will serve until 2005.

        LOUIS A. EATON, age 80, was a Sales Engineer since 1981 for Dorsey Trailers, Inc., a manufacturer and distributor of truck trailers and retired on December 31, 1986. He has served in various capacities with Dorsey Trailers, Inc. (formerly Trailco Manufacturing and Sales Co., Inc.) since

1947. He has served on the corporation's Board since 1982 and SunBank's Board since 1979 and he serves on the Audit and Nominating Committees. Mr. Eaton's term as a director expires in 2002 and, if elected, will serve until 2005.

        GEORGE F. KELLER, age 68, Chairman, Chief Executive Officer and member of the Board of Keller Marine Service, Inc., a wholesale distributor of marine products. He is a past President of the National Marine Distributors Association and past President of the Warehouse Distributor Association in the RV Industry. In 1996, Mr. Keller received the Jim Barker Memorial Award, a life time achievement award, "in grateful recognition for his contribution of leadership and service to the RV After Market Industry." Mr. Keller serves as a director of the Salvation Army, the Susquehanna Economic Development Association—Council of Governments (SEDA-COG) and a past Regional Vice President and Director of the Central Susquehanna Valley Chamber of Commerce. He has served on the corporation's Board since 1982 and SunBank's Board since 1967 and served as Chairman of the Boards of the corporation and SunBank from 1997 to 2000 and he serves on the Executive, Long Range Planning/M & A and Personnel and Retirement Committees. Mr. Keller's term as a director expires in 2002 and, if elected, will serve until 2005.

        DENNIS J. VAN, age 55, President and owner of The Colonial Furniture Company, a manufacturer of quality home furniture located in Freeburg, PA. Mr. Van is a past director and past president of the Susquehanna Valley Country Club. He has served on the corporation's Board since 1994 and SunBank's Board since 1990 and he serves on the Audit, Long Range Planning/M & A and Personnel and Retirement Committees. Mr. Van's term as a director expires in 2002 and, if elected, will serve until 2005.

DIRECTORS CONTINUING IN OFFICE UNTIL 2003

        M. MITCHELL FETTEROLF, age 45, Vice President of Fetterolf Group, Inc. of Somerset, Pennsylvania since 1985. He is a director of Mid-Continent Insurance Company of Somerset, Pennsylvania, and is Managing Partner of Woodbine Properties, a Pennsylvania General Partnership. He has served on the Boards of the corporation and SunBank since 2001 and his term as a director expires in 2003. He serves on the Audit and Investment Committees.

        THOMAS B. HEBBLE, age 41, is Executive Vice President of First National Bank of Pennsylvania and previously served as Senior Vice President of Metropolitan National Bank of Ohio. Mr. Hebble is a director of Gelvin, Jackson & Starr, Inc., an insurance subsidiary of FNB Corporation, a director of First National Corporation, an insurance subsidiary of First National Bank of Pennsylvania, a director of the Sharon Country Club and a member of the Investment Committee of Shenago Valley Foundation. He has served on the Board of the corporation since 1997 and SunBank's Board since 2000 and his term as a director expires in 2003. He serves on the Audit and Nominating Committees.

        PAUL R. JOHN, age 64, is Chairman and Director of Ritz-Craft Corporation of PA, Inc., a housing manufacturer located in Mifflinburg, Pennsylvania, and a director of Inter Industry Reinsurance Co., LTD, an offshore foreign independent insurance company; and a director of the John Family Foundation. He has served on the corporation's Board since 1994 and SunBank's Board since 1990 and his term as a director expires in 2003. He serves on the Investment and Personnel and Retirement Committees.

        FRED W. KELLY, JR., age 57, Chairman of the Board of the corporation and SunBank from 2001 to current. He is a trustee and past president of Sunbury Community Hospital & Outpatient Center, director of the Greater Susquehanna Valley Chamber of Commerce, director of SEDA-COG Housing Development Corporation, director of the Pennsylvania Bankers Public Affairs Committee, member of the Pennsylvania Bankers Association Governing Council and a member of The Charles and Betty Degenstein Charitable Foundation. In 2000, Mr. Kelly was the recipient of the Community Leadership Award from the Susquehanna Council of the Boy Scouts of America. He has served as President and

Chief Executive Officer of the corporation since its formation in 1982 until 2001 and as President of SunBank from 1975 until 2000 and its Chief Executive Officer from 1981 until 2001 and he has served on the corporation's Board since 1982 and SunBank's Board since 1975 and his term as a director expires in 2003. He serves on all the Board Committees of the corporation other than the Audit Committee.

        GEORGE E. LOGUE, JR., age 43, Vice President of Glenn O. Hawbaker, Inc. of State College, Pennsylvania since 1998, being responsible for the North Central Region's construction activities. He is a director and vice president of the Pennsylvania Utility Contractors Association, director of Susquehanna Builders and Contractors, partner in Creekside Partnership and Cascade Partnership, both involved in real estate/development, owner of Terra-Model, which is a developer of 3-D Engineering Models, and President of Logue Resources Ltd., which owns real estate and a quarry operation. In 2000, Mr. Logue was recognized as the Pennsylvania Utility Contractor of the year. He has served on the Boards of the corporation and SunBank since 2001 and his term as a director expires in 2003. He serves on the Audit and Nominating Committees.

DIRECTORS CONTINUING IN OFFICE UNTIL 2004

        MARTHA A. BARRICK, age 60, Broker/Owner of Coldwell Banker/Penn One Real Estate, Inc. in Lewisburg, Pennsylvania. Ms. Barrick serves as a director of Evangelical Community Hospital located at Lewisburg, Pennsylvania, the Union County American Heart Association, the Greater Susquehanna Valley Chamber of Commerce and is Secretary/Treasurer of the Union County Industrial Development Authority. She is past President of the Union County Chamber of Commerce and the Union County Industrial Development Corporation. Ms. Barrick is very active in many professional realtor affiliations and has been the recipient of numerous professional and public service awards. She has served on the Boards of the corporation and SunBank since 2001 and her term as a director expires in 2004. She serves on the Nominating and Personnel and Retirement Committees.

        MAX E. BINGAMAN, age 66, President since 1969 of Bingaman and Son Lumber Company, Inc., supplier of hardwood lumber to the furniture and cabinet industry. Mr. Bingaman serves as a director of the Hardwood Lumber Manufacturers Association of Pennsylvania, the Bethesda Treatment Center, a privately operated program for troubled youth, located in Milton, the Pennsylvania Family Institute, a trustee of Sunbury Community Hospital & Outpatient Center, and he serves as a member of the Board of Associates of Messiah College at Grantham, Pennsylvania. He has served on the Boards of the corporation and SunBank since 1983 and his term as a director expires in 2004. He serves on the Audit, Executive and Personnel and Retirement Committees.

        STEPHEN J. GURGOVITS, age 58, Vice Chairman of FNB Corporation and President and CEO of First National Bank of Pennsylvania. Mr. Gurgovits is a director of FNB Corporation, First National Bank of Pennsylvania, Regency Finance Corporation, Gelvin, Jackson & Starr, Inc., an insurance subsidiary of FNB Corporation, Sharon Regional Health Systems and Walton Paint Company. He has served on the corporation's Board since 1997 and SunBank's Board since 2000 and his term as a director expires in 2004. He serves on the Investment and Personnel and Retirement Committees.

        ROBERT A. HORMELL, age 54, Assistant Director of the Susquehanna Economic Development Association—Council of Governments (SEDA-COG) which provides management of economic and community development for an eleven county organization in central Pennsylvania. Mr. Hormell is President of the Central Pennsylvania Forum for the Future and a director of the Warrior Run Community Corporation. He has served on the corporation's Board since 1994 and SunBank's Board since 1991 and his term as a director expires in 2004. He serves on the Long Range Planning/M & A and Personnel and Retirement Committees.

        ROBERT J. MC CORMACK, age 41, President and Chief Executive Officer of the corporation and SunBank from 2001 to current. Mr. McCormack is President and a director of the Union County

United Way, Vice Chairman of the Union County Industrial Development Authority, Treasurer of the Central Pennsylvania Forum for the Future, and is a member of the Pennsylvania Bankers Association FASB Committee and the Pennsylvania Institute of Certified Public Accountants. He has served on the Boards of the corporation and SunBank since 2000 and his term as a director expires in 2004. He serves on all the Board Committees of the corporation other than the Audit Committee.

        MARLIN T. SIERER, age 79, prior owner for 32 years of the Sierer Brothers Fruit Farm, Inc. Mr. Sierer sold the business in 1974 and retired in 1985 from that company. He has served on the Boards of the corporation and SunBank since 1982 and his term as a director expires in 2004. He serves on the Audit and Nominating Committees.

*    Footnote Information Concerning Directors

(1)
References to service on the Board of Directors refers to Snyder County or Watsontown only prior to 1982 and to Snyder County, Watsontown and the corporation since 1982, unless specifically otherwise stated. The Board of Directors of Snyder County and Watsontown were consolidated under a common charter with the title of SunBank, which has a 16 member Board. All ages of the directors are as of March 7, 2002, the record date for the Annual Meeting.

(2)
The corporation is not aware of any arrangement or understanding between a nominee or director pursuant to which he or any other person or persons were to be selected as a director or nominee.

Information Concerning Executive Officers of the Corporation

Name	Title and Position	Age
Robert J. McCormack	President and Chief Executive Officer of the corporation and SunBank	41

Mr. McCormack has served as Senior Vice President and Assistant Secretary of SunBank and the corporation from December 1998 until March 31, 2000. Mr. McCormack was appointed President and Chief Operating Officer of SunBank and the corporation on March 31, 2000. Prior to joining SunBank, Mr. McCormack was employed for sixteen years with CoreStates/First Union. On April 26, 2001, Mr. McCormack was appointed President and Chief Executive Officer of the corporation and of SunBank.
Fred W. Kelly, Jr.	Chairman of the corporation and SunBank	57

Mr. Kelly has served as President of SunBank since July 1975, having advanced from Vice President, and was appointed Chief Executive Officer of SunBank in 1981. Mr. Kelly has served as President and Chief Executive Officer of the corporation since its establishment in 1982. On March 31, 2000, Mr. Kelly was appointed Chairman and Chief Executive Officer of SunBank and the corporation. Since April 26, 2001, Mr. Kelly has served as the Chairman of the Boards of the corporation and SunBank.
Jonathan J. Hullick	Executive Vice President, Chief Financial Officer and Chief Operating Officer of the corporation and SunBank	35

Mr. Hullick has served as Executive Vice President/Finance of the corporation and of SunBank since July 2000 until 2001 when he was appointed Executive Vice President and Chief Financial Officer of the corporation and SunBank. On January 2, 2002, Mr. Hullick was appointed as the Chief Operating Officer of the corporation and SunBank. Mr. Hullick's background includes 10 years of financial services experience with expertise in risk management, investments and regulatory issues. He authored regulatory guidance and models for market risk, investments, derivatives and retail investment sales, while employed by the Federal Deposit Insurance Corporation (FDIC).
Thomas W. Bixler	Senior Vice President/Senior Lender of the corporation and SunBank	50

Mr. Bixler has served as Senior Vice President/Senior Lender of the corporation and of SunBank since August 2000. Mr. Bixler has over 25 years of commercial lending and credit policy experience having worked in a senior role with two large regional organizations. He is an instructor at two banking schools, as well as an Adjunct Professor of Business Management at Pennsylvania College of Technology.

        The executive officers of the corporation serve at the pleasure of the Board of Directors. The corporation is not aware of any arrangement or understanding between any executive officer and any other person or persons pursuant to which any executive officer was or is to be selected as an officer of the corporation. The executive officers have no family relationship with any other executive officer or with any director of the corporation.

Security Ownership of Nominees, Directors and Executive Officers of the Corporation

        The following table sets forth, as of March 7, 2002, and from data supplied by the respective individual, information concerning the amount and percentage of common stock beneficially owned by each director, by each nominee for the Board of Directors and by all directors and executive officers as a group. Unless otherwise indicated in a footnote, each director and officer has sole voting and investment power over the shares listed as beneficially owned.

Name	Amount and Nature of Beneficial Ownership of Common Stock as of March 7, 2002(1)	Percentage of Outstanding Corporation Common Stock Owned
NOMINEES FOR ELECTION AS DIRECTORS FOR 3 YEAR TERMS EXPIRING IN 2005
Maureen M. Bufalino(2)	8,082	*
David R. Dieck(3)	19,038	*
Louis A. Eaton(4)	24,914	*
George F. Keller(5)	205,412	2.88
Dennis J. Van(6)	43,630	*
DIRECTORS WHOSE TERMS EXPIRE IN 2004
Martha A. Barrick(7)	937	*
Max E. Bingaman(8)	29,651	*
Stephen J. Gurgovits(9)	4,299	*
Robert A. Hormell(10)	11,424	*
Robert J. McCormack(11)	39,180	*
Marlin T. Sierer(12)	35,428	*
DIRECTORS WHOSE TERMS EXPIRE IN 2003
M. Mitchell Fetterolf(13)	164,928	2.31
Thomas B. Hebble(14)	4,294	*
Paul R. John(15)	179,076	2.51
Fred W. Kelly, Jr.(16)	151,703	2.12
George E. Logue, Jr.(17)	6,287	*
All directors and executive officers as a group (28 persons)	1,104,240	15.47%

*
Ownership percentages are less than 1% unless otherwise indicated.

Footnote Information Concerning Security Ownership of Directors and Executive Officers

(1)
Securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 7, 2002. Stated ownership also includes vested but unexercised options that have been granted. Individuals may disclaim beneficial ownership as to certain of the securities reported.

(2)
Includes 7,500 shares of granted but unexercised options.

(3)
Includes 7,231 shares held by Annetta M. Dieck, his wife; and 4,576 shares of granted but unexercised options.

(4)
Includes 19,256 shares jointly held by Mr. Eaton and Dorothy L. Eaton, his wife; and 5,653 shares of granted but unexercised options.

(5)
Includes 49,744 shares jointly held by Mr. Keller and Margaret E. Keller, his wife; 15,537 shares held by Margaret E. Keller, his wife; 115,796 shares held by Keller Marine Service, Inc.; and 3,184 shares of granted but unexercised options.

(6)
Includes 18,227 shares jointly held by Mr. Van and Judy A. Van, his wife; 6,478 shares in an Individual Retirement Account for Judy A. Van, his wife; 8,350 shares held by Colonial Furniture Company; and 4,830 shares of granted but unexercised options.

(7)
Includes 787 shares of granted but unexercised options.

(8)
Includes 20,935 jointly held by Mr. Bingaman and Martha Bingaman, his wife; 3,886 shares held by Mr. Bingaman in a 401(k) account through Bingaman & Son Lumber, Inc.; and 4,830 shares of granted but unexercised options.

(9)
Includes 4,007 shares of granted but unexercised options.

(10)
Includes 4,039 shares jointly held by Mr. Hormell and Jean L. Hormell, his wife; and 4,830 shares of granted but unexercised options.

(11)
Includes 689 shares held jointly by Mr. McCormack and Theresa M. McCormack, his wife; 189 shares held jointly with Kelly B. McCormack, his daughter; 225 shares held jointly with Katharine M. McCormack, his daughter; and 34,050 shares of granted but unexercised options.

(12)
Includes 17,363 shares held by H. Arlene Sierer, his wife; and 3,184 shares of granted but unexercised options.

(13)
Includes 124,814 shares jointly held by Mr. Fetterolf and Janet M. Fetterolf, his wife; 23,875 shares owned by I.L.F. Partners, L.P. of which Mr. Fetterolf is Trustee; and 787 shares of granted but unexercised options.

(14)
Includes 4,007 shares of granted but unexercised options.

(15)
Includes 175,889 shares jointly held by Mr. John and Mildred D. John, his wife; and 3,184 shares of granted but unexercised options.

(16)
Includes 28,378 shares held by Donnell W. Kelly, his wife; and 109,036 shares of granted but unexercised options.

(17)
Includes 500 shares jointly held by Mr. Logue and Molly M. Logue, his wife; 400 shares held by Molly M. Logue, his wife; and 787 shares of granted but unexercised options.

Audit Committee

AUDIT COMMITTEE REPORT

        On January 27, 2000, the Board of Directors adopted a written charter for the Audit Committee. As required by the charter, the Audit Committee, in fulfilling its oversight responsibilities regarding the audit process:

  •
  reviewed and discussed the fiscal year 2001 audited financial statements with management;

  •
  discussed with the independent auditors, Parente Randolph, PC, Accountants & Consultants, the matters required to be discussed by Statement on Accounting Standards No. 61 (Codification of Statements on Auditing Standards, AU 380, as amended or supplemented); and

  •
  reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees, as modified or supplemented), and discussed with the independent auditors any relationships that may impact their objectivity and independence.

        Based upon the review and discussions referred to above, the Audit Committee's review of management's representations, and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2001, be included in the corporation's Annual Report on Form 10-K and filed with the Securities and Exchange Commission.

        Aggregate fees billed to the corporation and SunBank by Parente Randolph, PC, Accountants & Consultants, the independent auditors, for services rendered during the year ended December 31, 2001, were as follows:

Audit Fees	$77,372
Financial Information Systems Design and Implementation Fees	0
All Other Fees	$14,995

        The Audit Committee is comprised of nine directors, all of whom are considered "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards or Section 121 of the AMEX Company Guide.

        This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The foregoing report has been furnished by the current members of the Audit Committee.

Members of the Audit Committee Max E. Bingaman, Chairman David R. Dieck Louis A. Eaton M. Mitchell Fetterolf Dr. Robert E. Funk Thomas B. Hebble George E. Logue, Jr. Marlin T. Sierer Dennis J. Van

Executive Compensation and Other Information

COMPENSATION COMMITTEE REPORT

        The Board of Directors has designated a Compensation Committee, a subcommittee of the Personnel and Retirement Committee, which consists of seven outside directors. To accomplish the strategic goals and objectives of the corporation, Sun and SunBank engage competent persons who undertake to accomplish these objectives with integrity and in a cost-effective manner. The fundamental philosophy of Sun's and SunBank's compensation program is to offer competitive compensation opportunities based on individual contribution and personal performance. The objectives of the committee are to establish a fair compensation policy to govern executive salaries and incentive plans to attract and motivate competent, dedicated and ambitious executives whose efforts will enhance the products and services of Sun and its subsidiaries, the results of which should be improved profitability and subsequent appreciation in the market value of Sun's shares.

        The Compensation Committee does not deem Section 162(m) of the Internal Revenue Code to be applicable to the corporation at this time. The Compensation Committee intends to monitor the future application of Section 162(m) of the IRC to the compensation paid to its executive officers and in the event that this section becomes applicable, it is the intent of the Compensation Committee to amend the corporation's compensation plans to preserve the deductibility of the compensation payable to executive officers under such plans.

        The compensation of Sun's Chief Executive Officer is determined by the committee and is reviewed and approved annually by the Board of Directors. As a guideline for review in determining the CEO's base salary, the committee uses information found in various surveys based on prevailing industry norms and on asset size within the financial services industry, Pennsylvania and Sun's market region. National and Pennsylvania peer group banks are utilized because of common industry issues and competition for the same executive talent.

        Sun's performance accomplishments using earnings per share, return on average assets, return on average equity, core deposit growth, quality loan growth and maintaining of asset quality, growth of non-interest fee income, net interest income improvement and expense control are reviewed to measure the impact that these criteria are producing to strengthen the organization, improve service and performance capabilities and to grow Sun's business. There is no current direct correlation between the CEO's compensation or the CEO's increase in compensation and any of the noted criteria nor is there any weight given by the committee to any specific individual criteria. Increases in the CEO's compensation is based on the committee's subjective determination after review of all information, including the above, that it deems relevant.

Members of the Compensation Committee Robert A. Hormell, Chairman George F. Keller, Vice Chairman Martha A. Barrick Max E. Bingaman Stephen J. Gurgovits Paul R. John Dennis J. Van

AUDIT COMMITTEE AND COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

        No member of the Audit or Compensation Committees was an officer, former officer or employee of Sun or any of its subsidiaries.

SUMMARY COMPENSATION TABLE

        The remuneration table contains information with respect to annual compensation for services in all capacities to the corporation for fiscal years ending December 31, 2001, 2000 and 1999 of those persons who were, at December 31, 2001, the Chief Executive Officer and the four other most highly compensated executive officers of the corporation to the extent such person's total annual salary and bonus exceeded $100,000:

Long-Term Compensation
Annual Compensation 1/					Awards		Payouts
(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Other Annual Compensa- tion 2/ ($)	(f) Restricted Stock Award(s) ($)	(g) Options/ SARs (#) 3/	(h) LTIP Payouts ($)	(i) All Other Compensa- tion ($) 4/5/6
Robert J. McCormack President & CEO	2001 2000 1999	166,154 117,318 86,934	5,754 7,291 8,277	2,002 1,728 245	0 0 0	10,000 12,500 8,400	0 0 0	17,000 9,968 2,652
Fred W. Kelly, Jr. Chairman	2001 2000 1999	164,139 160,000 160,000	5,527 10,501 16,168	1,190 2,511 2,597	0 0 0	10,000 12,500 15,000	0 0 0	29,066 24,442 24,375
Jonathan J. Hullick Exec. VP, CFO & COO	2001 2000	106,977 44,765	3,731 1,342	775 61	0 0	7,500 8,000	0 0	0 0
Thomas W. Bixler Sr. VP/Sr. Lender	2001 2000	102,765 36,903	3,522 1,107	693 92	0 0	7,500 4,000	0 0	5,273 0

1/
Compensation deferred at election of executive includable in category and year earned.

2/
Includes perquisites and other personal benefits (No Director or Officer received in the aggregate more than $10,000 of personal benefits).

3/
Options granted pursuant to Sun's 1998 Stock Incentive Plans.

4/
Residual category for Mr. McCormack includes:

•
employer contribution to the defined contribution plan ($8,500); and

•
employer contribution to a 401(k) plan ($8,500).

        The respective amounts disclosed for 2000 were $6,230 and $3,738 and for 1999 were $0 and $2,652

5/
Residual category for Mr. Kelly includes:

•
employer contributions to defined contribution plan ($8,500)

•
employer contributions to a 401(k) plan ($8,500); and

•
employer contributions to a non-qualified supplemental retirement plan ($12,066)

        The respective amounts disclosed for 2000 were $8,500; $5,100; and $10,842 and for 1999 were $8,000 $4,800; and $11,575.

6/
Residual category for Mr. Bixler includes:

•
employer contribution to a 401(k) plan ($5,273)

        The respective amount disclosed for 2000 was $0.

OPTION/SAR GRANTS TABLE

Option/SAR Grants In Last Fiscal Year

	Individual Grants
	(b) Number of Securities Underlying Options/ SARs Granted (#) 1/	(c) % of Total Options/ SARs Granted to Employees in Fiscal Year			(f)	(g)
			(d) Exercise or Base Price ($/Sh)		Potential Realizable Value of Options at Expiration Date
(a) Name				(e) Expiration Date
					($) 2/	($) 3/
Robert J. McCormack President & CEO	10,000	11.56%	$16.83	7/31/11	$110,400	$275,500
Fred W. Kelly, Jr. Chairman	10,000	11.56%	$16.83	7/31/11	$110,400	$275,500
Jonathan J. Hullick Exec. VP, CFO & COO	7,500	8.67%	$16.83	7/31/11	$82,800	$206,625
Thomas W. Bixler Sr. VP/Sr. Lender	7,500	8.67%	$16.83	7/31/11	$82,800	$206,625

1/
Options granted under the Sun Bancorp, Inc. 1998 Stock Incentive Plan are not exercisable until January 31, 2002.

2/
Assumed appreciation at a 5% compounded annual rate for 10 years.

3/
Assumed appreciation at a 10% compounded annual rate for 10 years.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

(a) Name	(b) Shares Acquired on Exercise (#)	(c) Value Realized ($)	(d) Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#) Exercisable/Unexercisable	(e) Value of Unexercised In-The-Money Options/SARs at Fiscal Year End ($) Exercisable/Unexercisable
Robert J. McCormack President & CEO	0	$0	34,050/0	$16,675/$0
Fred W. Kelly, Jr. Chairman	0	$0	107,911/0	$130,508/$0
Jonathan J. Hullick Exec. VP, CFO & COO	0	$0	15,500/0	$10,980/$0
Thomas W. Bixler Sr. VP/Sr. Lender	0	$0	11,500/0	$6,540/$0

Shareholder Return Performance Graph

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock against the cumulative total return of all NASDAQ stocks and the SNL $500 Million to $1 Billion Bank Index for the period of five fiscal years commencing January 1, 1997 and ending December 31, 2001. The shareholder return shown on the graph below is not necessarily indicative of future performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Sun Bancorp, Inc. Common, All NASDAQ Stocks,
and the SNL $500 Million to $1 Billion Bank Index

	Period Ending
Index
	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
Sun Bancorp, Inc.	100.00	169.39	142.68	107.98	63.51	105.08
NASDAQ—Total US*	100.00	122.48	172.68	320.89	193.01	153.15
SNL $500M-$1B Bank Index	100.00	162.56	159.83	147.95	141.62	183.73

*
Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2002. Used with permission. All rights reserved. crsp.com.

Employment Contracts of Sun Executives

        On July 14, 1987, Mr. Kelly entered into a written five year employment agreement with Sun. The original agreement automatically renewed for an additional year, unless either Sun or Mr. Kelly deliver notice of an intention to terminate the agreement, prior to January thirtieth of that year. Mr. Kelly has been notified that his agreement will not be renewed after January 30, 1998. Mr. Kelly's agreement was amended on December 19, 1988 and provides that Mr. Kelly will receive:

  •
  a minimum annual base salary of $160,000 in 2001;

  •
  a profit sharing pursuant to SunBank's Executive Incentive Plan;

  •
  benefits under and the right to participate in any future or revised compensation and benefit plan or arrangements offered by Sun or SunBank during the term of the agreement including Sun's Stock Incentive Plan and Employee Stock Purchase Plan;

  •
  upon termination of his employment other than for cause, a benefit equal to that which would have been payable to Mr. Kelly pursuant to the defined contribution plan had he been employed for the full term of the agreement;

  •
  upon his disability, benefits equal to his then current salary during the disability period until termination of his employment, subject to adjustments for payments made to him under any applicable disability plan; and

  •
  his stated salary and profit sharing until the termination of the agreement should his employment with Sun and/or SunBank be terminated for other than "cause" as defined in the agreement which includes willful violation of the agreement.

If Mr. Kelly's employment was terminated by Sun, without cause, on December 31, 2001, Mr. Kelly would have received an aggregate amount of $13,333 for his services through January of 2002.

Future Remuneration

        The officers included in the remuneration table on page 14, as named individuals, may in the future receive benefits under one or more of the following ongoing plans.

Sun Defined Contribution Plan

        On August 6, 1990, Sun's Board adopted a Defined Contribution Plan and made it available to all eligible employees of SunBank.

        Under the plan, a minimum of five percent of the employee's wages will be paid by SunBank and deposited in the plan for the eligible employee at the end of each calendar year. No contribution on the part of the employee is required or permitted. The employee may choose to invest Sun's contribution in any of the investment options available under Sun's 401(k) Plan, discussed below. After completion of five years of active service, the employee will be vested in Sun's contributions made to the plan on his/her behalf.

        To be eligible to participate in the plan, an employee must be twenty-one years of age and must work one continuous year in which the employee has worked one thousand hours. After completing the eligibility requirements, the employee enters the plan on January 1, or July 1, whichever date comes first. Non-employee directors of Sun and its subsidiaries are not eligible to participate in the Defined Contribution Plan.

        Normal retirement is age sixty-five but early retirement may be elected by an employee who has reached age fifty-five and has completed five years of service. After becoming vested, the employee may choose to take a lump sum distribution or an annuity at retirement, disability, termination or death. Payment of benefits upon termination will be made after the year-end valuation that follows the employee's termination date. No loans or withdrawals are permitted from the plan. Each employee's benefit is solely determined by the number of years that the employer has contributed to the plan and the results of the employee's investment choices.

        For the executive officers named in the cash remuneration table reported on page 14, the estimated annual pension benefit upon retirement at age sixty-five pursuant to the benefits from the plan is $43,902 for Mr. McCormack and $42,636 for Mr. Kelly. This estimated benefit does not take into consideration any future increases in the officer's base compensation rate, or the return on the employee's investment in the plan, and is a life income ten year certain benefit and would be actuarially reduced for a fifty percent joint and survivor annuity to the officer and his spouse.

Sun 401(k) Plan

        Effective January 1, 1990, Sun adopted and made available to eligible employees of SunBank, a profit sharing-savings plan for which SunBank is the trustee. The plan is intended to comply with the requirements of Section 401(k) of the Internal Revenue Code and is subject to the Employee Retirement Income Security Act of 1974, as amended. Employees of Sun's subsidiary, SunBank, become eligible to participate in the plan on January 1st following their employment and eighteenth birthday. The participating employees may elect to have from two percent to fifteen percent of their compensation, as defined in the plan, contributed to the plan. Sun's Board will make a determination at the end of each quarter, subject to profitability, if a match will be approved. Under the Tax Reform Act, the maximum amount of elective contributions that could be made by a participant, during 2001, was ten thousand five hundred dollars and the amount that can be contributed in 2002 will be eleven thousand dollars. All officers and employees of SunBank, including the officers named in the Summary Compensation Table, are eligible to participate in the plan. Non-employee directors, of Sun and its subsidiaries, are not eligible to participate in the plan.

        All elective contributions are immediately one hundred percent vested, however, matching contributions by the participant's employer are vested only after the employee has completed five years of active service for the employer. Participants may direct the investment of elective contributions in a choice of several types of funds, including a money market fund, bond fund, growth fund, growth and income fund, as well as the purchase of Sun common stock. All benefits payable under the plan may be paid in a lump sum or an annuity upon a participant's retirement, disability, termination of employment or death. A participant may also elect to receive benefits at the age of fifty-five upon early retirement and withdrawal from the plan is permitted in case of immediate financial hardship.

Supplemental Income Plan

        In December 1992, Sun's Board approved a non-qualified Supplemental Income Plan retroactive to January 1, 1990. It was designed for the purpose of retaining talented executives and to promote in these executives a strong interest in the long term, successful operation of the corporation.

        Six executives from SunBank participate in this plan. Each annual contribution is carried on SunBank's records in the participant's name and credited on December 31st of each calendar year. Interest is based on the prior year's average rate received on federal funds sold. No contribution on the part of the employee is required or permitted. Contributions cease at termination, death, retirement or disability. The Plan is an unfunded plan and is subject to the general creditors of the corporation.

        Normal retirement is age sixty-five but early retirement may be elected by an employee who has reached age fifty-five and completed five years of service. At retirement, termination, disability or death, the participant will receive an annual benefit for ten years. Any portion of the year will be pro-rated. The corporation reserves the right to accelerate the payment.

        The future estimated benefit does not take compensation into consideration and the amount credited to Mr. Kelly in 2001 is included in the "All Other Compensation" column of the Summary Compensation Table.

Incentive Plan of SunBank

        In 1998, the Board of Directors of SunBank modified the incentive profit sharing plan basing it on SunBank's profitability. The plan is maintained for all employees of SunBank to promote a superior level of performance relating to SunBank's financial goals. The Personnel and Retirement Committee, with the approval of the Board of Directors, has established payment criteria based on achieving a stated dollar level of profitability. Payments aggregating $363,270 were awarded under the previously disclosed profit sharing plan in 2000. During 2001, Mr. McCormack, Mr. Kelly, Mr. Hullick and Mr. Bixler received payment under the profit sharing plan, and the amount is included in the "Bonus" column of the Summary Compensation Table.

Compensation of Directors

        All directors, who are not officers of the corporation or any subsidiary, were paid a fee of $450 per quarterly or special meeting attended plus an annual retainer of $1,000, paid on a quarterly basis. An equal fee is paid for telephone conference calls and payment is made in the quarter in which the call occurred. Attendance is required for payment of the Board fee but not for the annual retainer. All directors, who are not officers of the corporation or any subsidiary, are paid for attending the corporation's committee meetings. Each outside director of the corporation was paid $200 for each Executive Committee meeting attended. Each outside director was paid a fee of $100 for all other committee meetings of the Board attended in 2001.

TRANSACTIONS WITH MANAGEMENT

        There have been no material transactions, proposed or consummated, among the corporation, or SunBank and any director, executive officer of those entities, or any associate of the foregoing persons. The corporation and SunBank have had and intend to continue to have banking and financial transactions in the ordinary course of business with their directors and officers and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers.

        Total loans outstanding from the corporation and SunBank at December 31, 2001, to the corporation's and the banks' officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more, was $10,846,276 or approximately 13.99% of the total equity capital of the corporation. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the corporation's officers and directors, and persons who own more than ten percent of the registered class of the corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the corporation with copies of all Section 16(a) forms they file.

        Based on its review of the copies of such forms received by it, and/or written statements received from the respective individuals, the corporation believes that during the period January 1, 2001 through December 31, 2001, its officers and directors were in compliance with all filing requirements applicable to them.

PROPOSAL 1                                                                         ELECTION OF DIRECTORS

(Item 1 on the Proxy)

Nominees for Directors

        The following directors, whose terms expire at the 2002 Annual Meeting, have been nominated by the corporation's Board of Directors for election:

        To serve for a three year term of office which expires at the 2005 Annual Meeting:

    Maureen M. Bufalino
    David R. Dieck
    Louis A. Eaton
    George F. Keller
    Dennis J. Van

        If one or more of the nominees should at the time of the Annual Meeting be unavailable or unable to serve as a director, proxies may vote in favor of a substitute nominee as the Board of Directors determines or the number of nominees to be elected will be reduced accordingly and shares represented by the proxies will be voted to elect the remaining nominees. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve as directors.

        Assuming the presence of a quorum, the five nominees for the class expiring at the 2005 Annual Meeting receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Proxies solicited by the Board of Directors will be voted for nominees listed above unless the shareholders specify a contrary choice in their proxies.

        The Board of Directors recommends a vote FOR the nominees listed above.

PROPOSAL 2                                RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Item 2 on the Proxy)

        Sun's Board of Directors, at the recommendation of its Audit Committee, has approved a change of independent certified public accountants from Parente Randolph, P.C. to PricewaterhouseCoopers LLP, for the year 2002.

        During the past two years, the reports of Parente Randolph, P.C., the former independent certified public accountants, did not contain any adverse opinion or disclaimer of opinion nor was the opinion qualified or modified as to uncertainty, audit scope, or accounting principles. During the two most recent fiscal years and subsequent interim period, there have been no reportable events, within the meaning of Item 304 of the Regulations S-K, or disagreements with Parente Randolph, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement, if not resolved to the satisfaction of Parente Randolph, P.C., would have caused them to make a reference to the subject matter of the disagreement in connection with their report.

        The resolution being voted upon is as follows:

    RESOLVED, that the shareholders of the corporation ratify and confirm the appointment of PricewaterhouseCoopers LLP, as the corporation's independent auditors for the year 2002.

        The ratification of the selection of the independent auditors requires the affirmative vote of at least a majority of the shares of common stock present in person or by proxy and entitled to vote at the meeting. Proxies solicited by the Board of Directors will be voted for the foregoing resolution unless shareholders specify a contrary choice in their proxies.

        The Board of Directors recommends a vote FOR the resolution ratifying the appointment of PricewaterhouseCoopers LLP, as the corporation's independent auditors for the year 2002.

PROPOSAL 3                                                                                 OTHER BUSINESS

(Item 3 on the Proxy)

        Management does not know at this time of any other matters that will be presented for action at the Annual Meeting. If any unanticipated business is properly brought before the meeting, the proxies will vote in accordance with the best judgment of the person acting by authorization of the proxies.

SHAREHOLDER PROPOSALS FOR 2003

        The corporation's Annual Meeting of Shareholders will be held on or about April 24, 2003. Any shareholder desiring to submit a proposal to the corporation for inclusion in the proxy and proxy statement relating to that meeting must submit such proposal or proposals in writing to the Chairman of Sun Bancorp, Inc. at its principal executive offices at 2 S. Market Street, P.O. Box 57, Selinsgrove, Pennsylvania 17870, not later than Friday, December 6, 2002.

ADDITIONAL INFORMATION

        A copy of the Annual Report of the corporation's four wholly-owned subsidiaries, SunBank, Beacon Life Insurance Company, Sun Statutory Trust I, SUBI Investment Company and it's 30% ownership of Sun Abstract and Settlement Services, for the fiscal year ended December 31, 2001, containing, among other things, consolidated financial statements audited by its independent auditors, was mailed with this Proxy Statement on or about March 22, 2002 to the shareholders of record as of the close of business on March 7, 2002.

AVAILABILITY OF FORM 10-K

        UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2001 INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED WITHOUT CHARGE FROM THE CORPORATION'S CHAIRMAN OF THE BOARD, FRED W. KELLY, JR. AT 2 SOUTH MARKET STREET, P.O. BOX 57, SELINSGROVE, PENNSYLVANIA 17870.

By Order of the Board of Directors of Sun Bancorp, Inc.
/s/ FRED W. KELLY, JR. Fred W. Kelly, Jr. Chairman of the Board

QuickLinks

PROXY STATEMENT FOR ANNUAL SHAREHOLDERS' MEETING TO BE HELD ON APRIL 25, 2002 GENERAL
BOARD OF DIRECTORS
NOMINEES FOR ELECTION TO SERVE UNTIL 2005
DIRECTORS CONTINUING IN OFFICE UNTIL 2003
DIRECTORS CONTINUING IN OFFICE UNTIL 2004
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS TABLE Option/SAR Grants In Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
Future Remuneration
TRANSACTIONS WITH MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2003
ADDITIONAL INFORMATION
AVAILABILITY OF FORM 10-K